Exhibit 99.1
NOTICE OF SETTLEMENT OF DERIVATIVE LITIGATION
COUGHLIN STOIA GELLER
    RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
KATHLEEN A. HERKENHOFF (168562)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
kathyh@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
    — and —
SHAWN A. WILLIAMS (213113)
AELISH M. BAIG (201279)
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)
shawnw@csgrr.com
abaig@csgrr.com
ROBBINS UMEDA & FINK, LLP
JEFFREY P. FINK (199291)
610 West Ash Street, Suite 1800
San Diego, CA 92101
Telephone: 619/525-3990
619/525-3991 (fax)
fink@ruflaw.com
Lead Counsel for Plaintiffs
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

In re KB HOME SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) )	Master File No. CV-06-05148-FMC(CTx) NOTICE OF PROPOSED SETTLEMENT

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF KB HOME (“KB HOME” OR THE “COMPANY”) AS OF DECEMBER 9, 2008 (THE “RECORD DATE”) (“CURRENT KB HOME SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS’ DERIVATIVE ACTION AND A PARALLEL ACTION PENDING IN THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE ACTIONS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD KB HOME COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
           Notice is hereby provided to you of the proposed settlement (the “Settlement”) of shareholder derivative litigation summarized in this Notice and set forth in the parties’ Stipulation of Settlement (the “Stipulation”). This Notice is provided by Order of the United States District Court for the Central District of California, Western Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto. Except for any terms specifically defined herein, this Notice incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE
     Your rights may be affected by the settlement of the action styled In re KB Home Shareholder Derivative Litigation, Master File No. CV-06-05148-FMC(CTx) (the “Federal Action”), and the related action pending in the Superior Court of the State of California for the County of Los Angeles entitled In re KB Home Derivative Litigation, Master Case No. BC355179 (the “State Action”) (collectively with the Federal Action, the “Actions”). All parties to the Actions have agreed upon terms to settle the Actions and have signed the Stipulation on file with the Court setting forth those settlement terms.
     On February 9, 2009, at 3:00 p.m., the Court will hold a hearing (the “Final Hearing”) in the Federal Action. The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.
II. SUMMARY OF THE ACTIONS
     On August 16, 2006, plaintiff John Redfield filed a complaint in the United States District Court for the Central District of California, Western Division, Case No. CV-06-5148-FMC. On August 31, 2006, plaintiff Doris Staehr filed a complaint under the caption Staehr v. Karatz, et al., Case No. CV-06-5515 in the same court. The two complaints were consolidated by order dated September 21, 2006, as In re KB Home Shareholder Derivative Litigation, Master File No. CV-06-5148-FMC(CTx). In the same order, John Redfield and Doris Staehr were appointed lead plaintiffs, and co-lead counsel were appointed.

     On and after July 10, 2006, two shareholder derivative actions were filed in the Superior Court of the State of California for the County of Los Angeles and were consolidated as In re KB Home Derivative Litigation, Master Case No. BC355179.1
     Both the Federal Action and the State Action allege claims on behalf of KB Home against certain current and former KB Home officers and directors, arising from or relating to the granting of stock options at the Company between 1999 and 2005.
     On August 24, 2006, KB Home announced that it had been notified by the United States Securities and Exchange Commission (“SEC”) of an informal investigation into its historical stock option grants and procedures. On October 19, 2006, KB Home filed a Report on 12b-25 with the SEC stating that the Company would be unable to timely file its Report on Form 10-Q for the quarter ended August 31, 2006, due to the ongoing internal investigation into KB Home’s stock option grants. The Company also stated in the same report that the Audit and Compliance Committee of the Company’s Board of Directors had reached the preliminary conclusion that “the actual measurement dates for financial accounting purposes of certain stock option grants likely differ from the recorded grant dates,” and “[a]s a result, additional non-cash charges for stock based compensation relating to these grants may need to be recorded.”
     On November 12, 2006, the Company announced that its internal investigation had concluded that during the period from 1998 to 2005, the Company used incorrect measurement dates for financial reporting purposes, and that “the incremental non-cash compensation expense arising from these errors is not likely to exceed an aggregate of $50 million, spread over the vesting periods of the options in question. The errors also require an increased tax provision.”

[1]	On February 7, 2007, the Superior Court of California, County of Los Angeles, entered an order staying the State Action pending resolution of the Federal Action.

     On December 8, 2006, KB Home announced that its management had determined that, due to incorrect measurement dates for stock option grants, certain of its previously issued financial statements “should no longer be relied upon and will be restated.” At the time, KB Home estimated that the total incremental non-cash compensation expense arising from the stock option dating errors would be approximately $41 million, that its balance sheet would be impacted by an increase of approximately $60 million in liabilities with a corresponding decrease in shareholders’ equity, and that its income tax provision would increase by approximately $15 million.
     On January 9, 2007, Federal Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). On April 2 and 3, 2007, Defendants filed various motions to dismiss the Consolidated Complaint, seeking to dismiss Federal Plaintiffs’ claims for, among other reasons, failure to state a claim and failure to make a pre-suit demand on the KB Home Board of Directors.
     On May 18, 2007, Federal Plaintiffs filed a Motion for Partial Summary Judgment seeking summary adjudication for their claims against defendant Bruce Karatz (“Karatz”) for filing false proxy statements in violation of Section 14(a) of the Securities Exchange Act of 1934 (and Rule 14a-9 promulgated thereunder) and for insider trading against defendants Karatz and Gary A. Ray (“Ray”) in violation of California Corporations Code section 25402. Federal Plaintiffs also filed their oppositions to Defendants’ motions to dismiss on May 22, 2007.
     On May 25, 2007, defendant Ray filed a Motion to Deny Plaintiffs’ Motion for Partial Summary Judgment or to Continue Hearing. The parties submitted several stipulations and proposed orders suspending further briefing and hearings on the pending motions in order to mediate the Actions.
     On May 11, 2007, Plaintiffs made their initial settlement demand on the Company. Between August 2007 and October 2008, Federal Plaintiffs, the Individual Defendants and KB Home engaged in extensive arm’s-length negotiations over the terms of reimbursements to the Company, option cancellations and re-pricing, and corporate governance reform measures to be adopted by the Company as part of any resolution of the Federal Action. On August 13 and 14, 2007, counsel for the Federal and State Plaintiffs, counsel for nominal party KB Home, and counsel for the Individual Defendants and Defendants’ insurers held a mediation before the Honorable Daniel Weinstein (Ret.) in an attempt to resolve the Federal Action. The parties continued their arm’s-length negotiations over a protracted period, both in larger groups of all parties and smaller groups of selected parties, with further mediations in Northern California and New York on August 18, 2007; November 26-27, 2007; April 8, 2008; June 6, 2008; and August 13, 2008. Judge Weinstein conducted all of these sessions in person, and also participated in numerous phone calls, conference calls, and other communications during this 14-month process.
     As a result of these negotiations, on or about October 15, 2008, the Settling Parties reached an agreement-in-principle for the resolution of the Actions, as documented herein.
     All parties to the Actions have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation. All parties and their counsel concur that the Settlement described herein is fair, reasonable, adequate, and in the best interest of KB Home and its shareholders.
III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
     The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.
     The terms of the Settlement set forth in the Stipulation include the following:
     1. The Defendants in the Actions acknowledge that the commencement and prosecution of the Actions related to and preceded the payments to the Company and corporate governance reforms adopted and/or to be implemented by KB Home as described in the Stipulation. The Defendants acknowledge that such payments and corporate governance enhancements confer a substantial benefit to KB Home.
     (a) Corporate Governance Reforms. KB Home and the Federal Plaintiffs have conducted negotiations and have reached agreement regarding various corporate governance issues, including certain enhancements to internal controls and procedures at the Company, which include internal controls and procedures that relate to certain of the allegations raised in the Actions, and which measures have been reviewed and agreed upon by counsel for the State Plaintiffs. KB Home acknowledges that the Actions were a material factor in the Company’s decision to adopt and/or maintain the corporate governance provisions set forth in the Stipulation.
     (b) Payments to KB Home
          (i) Terms Relating to Defendant Karatz: Counsel for Federal Plaintiffs, State Plaintiffs, Karatz, and KB Home have conducted negotiations for the settlement of any and all claims that Karatz may have against the Company and any and all claims the Company may have against Karatz related to the claims alleged in the Actions and have agreed to the following:
               •     Defendant Karatz has made or shall make a cash payment to KB Home in the total amount of $8,494,890.50, which shall include a credit for $6,714,819.27 already paid to KB Home by Karatz on October 7, 2008;
               •     Defendant Karatz agrees to forfeit 1,379,594 shares of his restricted KB Home stock and 3,011,452 outstanding vested and unvested options to purchase KB Home common stock;
               •     Defendant Karatz agrees to release the Company from any claims or potential claims for vested unexpired options and any unpaid amounts from the Company and for any claims or potential claims for cash severance, including without limitation, the $62 million cash payment Karatz claims is called for in accordance with Section 5(c) of his Employment Agreement, and any claims to any other benefits under Section 6 of his Employment Agreement with KB Home (including lifetime medical benefits, dental benefits, and office and administrative support). In exchange, the Company agrees to release Karatz from any claims or potential claims that have been or could have been alleged by KB Home or Federal or State Plaintiffs in the Federal and State Actions. The Company further agrees that, notwithstanding any other provision of the Stipulation, Karatz does not release and the Company agrees not to compromise or seek termination of (1) any and all of its indemnification obligations to Karatz under Delaware law, the Company’s Articles of Incorporation and Bylaws, or in agreements between the Company and Karatz (or any disputes the parties may currently have with respect to these issues), and (2) certain vested and/or related rights held by Karatz, specifically, his deferred compensation, retirement plan and Supplemental Executive Retirement Plan benefits, his Death Benefit Only life insurance benefit, his unpaid, prorated incentive compensation and UPP payments for 2006 (minus a $1,000,000 deduction) and 156,325 net shares of KB Home restricted stock to be released to Karatz, as detailed in the Stipulation.
          (ii) Terms Relating to Defendant Ray: Counsel for Federal Plaintiffs, State Plaintiffs, Ray, and KB Home have conducted negotiations for the settlement of any and all claims that Ray may have against the Company and any and all claims the Company may have against Ray related to the claims alleged in the Actions and have agreed to the following:
               •     Defendant Ray shall make a $1,000,000 cash payment to KB Home and will relinquish his entire account balance of approximately $164,000 in the KB Home Non-Qualified Deferred Compensation Plan;
               •     Defendant Ray agrees that, as a result of the circumstances under which he separated from KB Home, he shall forfeit all 11,800 shares of his restricted

KB Home stock and 251,544 outstanding vested and unvested options to purchase KB Home common stock;
               •     Defendant Ray agrees to release the Company from any claims or potential claims for vested unexpired options and any unpaid amounts from the Company. Defendant Ray also agrees to release the Company from any claims or potential claims for: any benefits under KB Home’s Retirement Plan; any benefits under KB Home’s Death Benefit Only Plan; and for unpaid bonuses, unpaid UPP performance awards or any other compensation or claims in connection with his employment at KB Home. In exchange, the Company agrees to release Ray from any claims or potential claims that have been or could have been alleged by KB Home or Federal or State Plaintiffs in the Federal and State Actions. The Company further agrees not to compromise or seek termination of any and all of its indemnification obligations to Ray under Delaware law, the Company’s Articles of Incorporation and Bylaws, or agreements between the Company and Ray. KB Home and Ray acknowledge and agree that the Federal Action was a material factor in Ray’s decision to forfeit restricted stock, cancel options to purchase KB Home common stock, release any claims or potential claims for unpaid amounts or stock options, and make a cash contribution to the Company.
          (iii) Terms Relating to Insurance Monies: In conjunction with this Settlement, various insurance carriers have also agreed to pay KB Home $21.5 million.
          (iv) KB Home, Karatz and Ray acknowledge and agree that the negotiations between and among the Settling Parties was the direct cause of Karatz’s and Ray’s decision to forfeit the restricted stock and options identified above, to release any claims identified above; and Karatz’s, Ray’s and the D&O carriers’ decisions to make the cash contributions to the Company identified above.

     2. The Stipulation also provides for the entry of judgment dismissing the Federal Action against KB Home and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been, or could have been, brought in any court by the Plaintiffs in the Actions or by KB Home, or any of its shareholders, against KB Home and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Actions. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought by the Defendants against Plaintiffs or Plaintiffs’ Counsel arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement, or resolution of the Actions. In addition, after the Effective Date (as defined in the Stipulation), the State Action will be dismissed with prejudice.
IV. PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
     After negotiating the payments to the Company and the Corporate Governance Reforms, counsel for Plaintiffs and KB Home, with the actual assistance and participation of Judge Weinstein, negotiated the attorneys’ fees to be paid to counsel for Plaintiffs in light of the substantial benefits conferred upon the Company. KB Home has agreed to pay $10,500,000 to counsel for Plaintiffs in the Actions for their fees and expenses, subject to Court approval (“Fee Award”). The Fee Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments in connection with the Actions. The Fee Award will compensate Plaintiffs’ Counsel for the results achieved in the Actions.

V. REASONS FOR THE SETTLEMENT
     Counsel for the Settling Parties believe that the Settlement is in the best interests of the Settling Parties, including KB Home, and Current KB Home Shareholders.
     A. Why Did Plaintiffs Agree to Settle?
     Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs’ Counsel analyzed the evidence adduced during their investigation, and researched the applicable law with respect to the claims of Plaintiffs, Current KB Home Shareholders, and KB Home against the Defendants and the potential defenses thereto.
     Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate to Plaintiffs, Current KB Home Shareholders, and KB Home, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current KB Home Shareholders and KB Home have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Actions, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at KB Home, and (d) the desirability of permitting the Settlement to be consummated.
     In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in these shareholder derivative actions. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for KB Home and Current KB Home Shareholders.
     B. Why Did the Defendants Agree to Settle?
     The Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability made against them or that could have been made against them in the Actions, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.
VI. FINAL HEARING
     On February 9, 2009, at 3:00 p.m., the Court will hold a final hearing at the United States District Court for the Central District of California, Western Division, Courtroom 750, 255 East Temple Street, Los Angeles, CA 90012 (“Final Hearing”). At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice, and the Judgment described in the Stipulation entered thereon, pursuant to the Stipulation.
VII. RIGHT TO ATTEND FINAL HEARING
     Any Current KB Home Shareholder may, but is not required to, appear in person at the Final Hearing. If you want to be heard at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT KB HOME SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII. RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
     You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures.
     A. You Must Make Detailed Objections in Writing
     Any objections must be presented in writing and must contain the following information:
     1. Your name, legal address, and telephone number;
     2. Proof of being a Current KB Home Shareholder as of the Record Date;
     3. The date(s) you acquired your KB Home shares;
     4. A statement of your position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;
     5. The grounds for each objection or the reasons for your desiring to appear and to be heard;
     6. Notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and
     7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony.
     8. The Court may not consider any objection that does not substantially comply with these requirements.
     B. You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Defendants’ Counsel
     YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 26, 2009. The Court Clerk’s address is:

Clerk of the Court
UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION
Edward R. Roybal Federal Building and Courthouse
255 East Temple Street
Los Angeles, CA 90012
     YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN JANUARY 26, 2009. Counsel’s addresses are:
Co-Lead Counsel for Federal Plaintiffs
Ellen Gusikoff Stewart
COUGHLIN STOIA GELLER
    RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101
Co-Lead Counsel for State Plaintiffs
Daniel L. Germain
ROSMAN & GERMAIN LLP
16311 Ventura Boulevard, Suite 1200
Encino, CA 91436
Counsel for Nominal Party KB Home
Bruce A. Abbott
MUNGER, TOLLES & OLSON LLP
355 South Grand Avenue, 35th Floor
Los Angeles, CA 90071
Counsel for Defendant Bruce Karatz
Christopher G. Caldwell
CALDWELL, LESLIE & PROCTOR, PC
1000 Wilshire Boulevard, Suite 600
Los Angeles, CA 90017

Counsel for Defendant Gary Ray
Mark E. Beck
ORRICK, HERRINGTON & SUTCLIFFE
777 S. Figueroa Street, Suite 3200
Los Angeles, CA 90017
Counsel for Defendants James A. Johnson, Ray R. Irani, Luis G. Nogales, Ron Burkle, Kenneth M. Jastrow II, J. Terrence Lanni, Michael G. McCaffery, Melissa Lora, Leslie Moonves, Timothy W. Finchem, Jeffrey T. Mezger, Robert Freed, Jay L. Moss, Michael F. Henn, Albert Z. Praw, Glen Barnard, John E. Goodwin, Domenico Cecere, Cory F. Cohen, William R. Hollinger, Leah S.W. Bryant, Steven M. Davis, Lawrence E. Oglesby, Barry A. Munitz, Sanford C. Sigoloff, Henry G. Cisneros, Charles R. Rinehart, Steve Bartlett, Guy Nafilyan and Lisa G. Kalmbach
Michael Farhang
GIBSON, DUNN & CRUTCHER LLP
333 South Grand Avenue
Los Angeles, CA 90071
Counsel for Defendant Richard B. Hirst
Bert Deixler
PROSKAUER ROSE LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and counsel for Defendants.
     Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION
     This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Stipulation.
     You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Central District of California, Western Division, 312 North Spring Street, Los Angeles, California. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
     PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to 619/231-1058 or in writing to Rick Nelson, c/o Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

DATED: December 24, 2008	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA WESTERN DIVISION

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